Exhibit 10.3
AMENDMENT NO. 3 TO
REPUBLIC SERVICES, INC. DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, Republic Services, Inc. (the “Company”) maintains the Republic Services, Inc. Deferred Compensation Plan (the “Plan”);

WHEREAS, the Plan was most recently amended and restated effective as of January 1, 2010 and further amended by Amendment No. 1 and Amendment No. 2 thereto; and

WHEREAS, the Company desires to further amend the Plan to limit the effect of Amendment No. 2 to those participants who retire on or before October 29, 2013.

NOW THEREFORE, the Plan is hereby amended, effective as of October 29, 2013 as follows:

I.

Section 3.9(c)(v) is hereby amended in its entirety to read as follows:

(v) A Participant who Retires on or before October 29, 2013 and is eligible to receive Retirements Benefits in accordance with Article VI may (x) elect at any time following the six (6) month anniversary of the date of the Participant’s Retirement to reallocate part or all of the portion of the Participant’s Account Balance that is allocated to the Republic Services Stock Unit Fund to one or more of the Measurement Funds (as described in Section 3.9(a) above) and to thereafter reallocate such amounts among the Measurement Funds in accordance with the provisions contained in Section 3.9 and (y) elect to receive, at such time or times that such amounts are otherwise payable under the Plan, part or all of the portion of the Participant’s Account Balance that is the allocated to the Republic Services Stock Unit Fund in cash (rather than shares of Stock) equal to the fair market value of the shares of Stock equal in number to the number of the Participant’s Units under the Plan that are being distributed in cash. The number of Units credited to a Participant’s Account Balance shall be reduced if and to the extent the Participant elects to reallocate amounts allocated to the Stock Unit Fund to the Measurement Funds or the Participant elects a distribution of cash for amounts allocated to the Stock Unit Fund. The Committee may, in its discretion, establish rules and procedures setting forth the method and timing of making any election described in this Section 3.9(c)(v) and the date on which such election shall become effective.

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IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein as of October 29, 2013.

REPUBLIC SERVICES, INC.

By: _________________________________
Name:    Michael P. Rissman
Title:    Executive Vice President and
General Counsel

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